EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Janus International Group, Inc. (the “Company”) on Form 10-Q for the quarter ended June 28, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Ramey Jackson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: August 7, 2025	By:	/s/ Ramey Jackson
Ramey Jackson
Chief Executive Officer
(Principal Executive Officer)